                                                                   EXHIBIT 10.11
================================================================================


                                  OPENTV CORP.


                       C-1  CONVERTIBLE PREFERENCE SHARES

                        AND  WARRANT PURCHASE AGREEMENT




================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                      Page
                                                                      ----

1.        Agreement to Sell and Purchase..............................  1

2.        Closing, Delivery and Payment...............................  1
          2.1  Closing................................................  1
          2.2  Delivery...............................................  2

3.        Representations and Warranties of the Company...............  2
          3.1  Organization, Good Standing and Qualification..........  2
          3.2  Capitalization.........................................  3
          3.3  Authorization; Binding Obligations.....................  4
          3.4  Financial Statements...................................  4
          3.5  Liabilities............................................  5
          3.6  Agreements; Action.....................................  5
          3.7  Obligations to Related Parties.........................  5
          3.8  Changes................................................  5
          3.9  Title to Tangible Assets; Liens, etc...................  6
          3.10 Patents and Trademarks.................................  7
          3.11 Compliance with Other Instruments......................  7
          3.12 Litigation.............................................  7
          3.13 Tax Returns and Payments...............................  8
          3.14 Employees..............................................  8
          3.15 Registration Rights....................................  8
          3.16 Compliance with Laws; Permits..........................  8
          3.17 Offering Valid.........................................  9
          3.18 Insurance..............................................  9
          3.19 Employment Benefit Plans-ERISA.........................  9
          3.20 Interested Party Transactions..........................  9
          3.21 Environmental Matters..................................  9
          3.22 Full Disclosure........................................ 10
          3.23 Taxes.................................................. 10
          3.24 Reorganization......................................... 10

4.        Representations and Warranties of the Purchasers............ 11
          4.1  Organization, Good Standing and Qualification.......... 11
          4.2  Requisite Power and Authority.......................... 11
          4.3  Authorization; Binding Obligations..................... 11
          4.4  Compliance with Laws................................... 11
          4.5  Investment Representations............................. 11
          4.3  Transfer Restrictions.................................. 12

5.        Conditions to Closing....................................... 13
          5.1  Conditions to Purchasers' Obligations at the Closing... 13
          5.2  Conditions to Obligations of the Company............... 14

                                  OPENTV CORP.

                     C-1  CONVERTIBLE PREFERENCE SHARES AND
                           WARRANT PURCHASE AGREEMENT


     This C-1 Convertible Preference Shares and Warrant Purchase Agreement (the "Agreement") is entered into as of October 23, 1999, by and among OpenTV Corp.,
 ---------
a British Virgin Islands corporation (the "Company"), each of those persons and
                                           -------
entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are
                                 ---------
hereinafter collectively referred to as "Purchasers" and each individually as a
                                         ----------
"Purchaser") and, for purposes of Sections 3.1(b), 3.2(b) and 3.3(b) only,
 ---------
OpenTV, Inc.,  Delaware corporation ("OpenTV").
                                      ------


                                    Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of up to 23,648,646 shares of its C-1 Convertible Preference Shares (the

"Preference Shares");
------------------

     Whereas, the Company has authorized the sale and issuance of warrants (the "Warrants"), in the form attached hereto as Exhibit B, to purchase an aggregate
 --------                                   ---------
of up to 23,648,646 shares (the "Warrant Shares") of the Company's A Ordinary
                                 --------------
Shares ("A Ordinary Shares");
         -----------------

     Whereas, Purchasers desire to purchase the Preference Shares and the Warrants on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Preference Shares and the Warrants to Purchasers on the terms and conditions set forth herein;

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto hereby agree as follows:


  1. Agreement to Sell and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Preference Shares set forth opposite such Purchaser's name on Exhibit A, at a
                                                              ---------
purchase price of $1.11(U.S. dollars) per share and the Warrants to purchase the Warrant Shares set forth opposite such Purchaser's name on Exhibit A, at a
                                                           ---------
purchase price of $0.0001 per Warrant Share. The Preference Shares shall have the rights, preferences, privileges and restrictions set forth in the Memorandum of Association of the Company in the form attached hereto as Exhibit C (the
                                                             ---------
"Memorandum") and amended by the Amendment to such Memorandum in the form
-----------
attached hereto as Exhibit K (the "Amendment").
                                   ---------

 2.  Closing, Delivery and Payment; Certain Post-Closing Obligations.

     2.1 Closing. The closing of the sale and purchase of the Preference Shares and the Warrants under this Agreement (the "Closing") shall take place at
                                                   -------
10:00 a.m., Pacific Daylight Time, on the date hereof at the offices of Paul, Hastings, Janofsky & Walker LLP, 555 South Flower Street, 23rd Floor, Los Angeles, California 90071, or such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the

"Closing Date").
-------------

     2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers Warrants representing the number of Warrant Shares and certificates representing the number of Preference Shares in each case to be purchased at the Closing by each Purchaser, against payment in United States dollars of the purchase price therefor by wire transfer, in immediately available funds, to an account designated by the Company.

     2.3 Certain Covenants of the Company. For the benefit of each Purchaser for so long as such Purchaser owns 50% of its Original Issued Amount (as defined in the Investors' Rights Agreement (as defined herein)), the Company covenants as follows:

          (a) To the extent that the actions set forth in the Step Summary (as defined herein) are not completed at or before the Closing, the Company hereby covenants, on behalf of itself and its controlled affiliates, to each of the Purchasers that the OpenTV Companies (as defined herein) shall, as promptly as practicable after the Closing, complete the restructuring of the business and assets of OpenTV as set forth in the Step Summary (including, without limitation, Item 7 thereof). No element of, or actions to be taken by the OpenTV Companies or their respective stockholders in connection with the Reorganization subsequent to Closing, including without limitation the restructuring of the business and assets of OpenTV described in the Step Summary (including Item 7 thereof) and any other matters to be undertaken in connection therewith, shall give rise to any (i) tax liability, (ii) other liability, (iii) loss of intellectual property rights to which the OpenTV Companies are presently entitled or (iv) right to terminate, reduce or suspend payment under or otherwise limit any of the rights of an OpenTV Company under any existing contracts, agreements or other arrangements to which such OpenTV Company is presently a party, which would have a material adverse effect on the business, financial condition or operations of any of the OpenTV Companies. The Company shall complete the activities described in the Step Summary (including those actions described in Item 7 thereof) in accordance with the principles of
Section 482 of the U.S. Internal Revenue Code of 1986, as amended.

          (b) The Company shall conduct the business of the OpenTV Companies in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended. Each of the Purchasers hereby acknowledges and agrees that the Company shall not be liable for any tax or addition to tax incurred by a Purchaser due to such Purchaser's failure to make a QEF election.

          (c) The Company shall not (i) transfer any shares of stock or other capital securities of OpenTV to any person or entity, other than to a wholly owned subsidiary of the Company, or (ii) permit OpenTV to issue (including, without limitation, by way of dividends or distributions on its stock or capital securities) any shares of stock or other capital securities to any person or entity other than the Company, except pursuant to the Exchange Agreement (as defined herein) and except the exercise of outstanding options of OpenTV as listed on Exhibit G.

 3.  Representations and Warranties of the Company.

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company and, for purpose of Sections 3.1(b), 3.2(b) and 3.3(b)
---------
only, OpenTV hereby represent and warrant to each Purchaser as follows (for purposes of this Section 3, references to the "OpenTV Companies" shall mean
                                               ----------------
collectively the Company and its subsidiaries):

      3.1 Organization, Good Standing and Qualification.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investors' Rights Agreement in the form attached hereto as Exhibit E (the "Investors' Rights
                                         ---------       -----------------
Agreement"), the Exchange Agreement in the form attached as Exhibit F (the
---------                                                   ---------
"Exchange Agreement") and the Warrants (collectively, the Investors' Rights
-------------------
Agreement, the Exchange Agreement and the Warrants, the "Related Agreements"),
                                                         ------------------
to issue and sell the Preference Shares and the Warrants hereunder, to issue A Ordinary Shares of the Company upon conversion of the Preference Shares (the

"Conversion Shares"), to issue and sell the Warrant Shares, and to carry out the
------------------
provisions of this Agreement, each of the Related Agreements and the Memorandum and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the OpenTV Companies or their businesses, taken as a whole. The Company has no subsidiaries other than OpenTV and those subsidiaries of OpenTV listed on

Exhibit D.
---------

          (b) OpenTV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OpenTV has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. OpenTV is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the OpenTV Companies or their businesses, taken as a whole.

      3.2 Capitalization.  Immediately prior to the Closing:

          (a) The Company will be authorized to issue (i) 500,000,000 shares of A Ordinary Shares, (A) none of which are issued and outstanding, (B) 26,000,000 shares of which are reserved for issuance upon the exercise of stock options presently granted or to be granted under the Company's stock option plan adopted by the Company's Board of Directors and (C) 7,265,615 shares reserved for exchange of outstanding Class A Common Stock of OpenTV not owned by the Company; (ii) 200,000,000 shares of B Ordinary Shares, (A)153,158,733 shares of which are issued and outstanding, (B) 37,973,980 shares of which are reserved for issuance pursuant to the Exchange Agreement and (C) 672,870 shares of which are reserved for exchange of other outstanding Class B Common Stock of OpenTV not owned by the Company and (iii) 500,000,000 shares of C Preference Shares, of which 23,648,646 shares have been designated as C-1 Convertible Preference Shares and 4,504,504 shares of which have been designated as C-2 Convertible Preference Shares, none of which are issued and outstanding. The Company has no authority to issue any other capital stock. All issued and outstanding shares of the Company's A Ordinary Shares and B Ordinary Shares (A) have been duly authorized and validly issued to the persons listed on Exhibit G hereto, (B) are
                                                       ---------
fully paid and nonassessable, and (C) were issued in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities. The ratio of the voting power held by each A Ordinary Share of the Company to the voting power held by each B Ordinary Share of the Company is 1 to 10 votes, and the A Ordinary Shares and the B Ordinary Shares of the Company vote together as a single class on all matters presented to the stockholders of the Company for their vote. The rights, preferences, privileges and restrictions of the Preference Shares are as stated in the Memorandum, as amended by the Amendment. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Preference Shares. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants. Other than as set forth on Exhibit G and except as may be granted
                                     ---------
pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), securities convertible into or exchangeable for capital stock, or agreements of any kind for the purchase, subscription or acquisition from the Company of any capital stock of the Company. When issued in compliance with the provisions of this Agreement, the Memorandum, and the Warrants, as applicable, the Preference Shares, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of all liens or encumbrances; provided, however, that the Preference Shares, the Conversion Shares and the
--------  -------
Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or the Related Agreements or as otherwise required by such laws at the time a transfer is proposed.

          (b) The authorized capital stock of OpenTV consists of (i) 275,000,000 shares of its Class A Common Stock, 3,348,115 of which are issued and outstanding, and 3,917,500 of which are reserved for issuance upon the exercise of stock options presently granted under OpenTV's stock option plan adopted by the OpenTV's Board of Directors; (ii) 225,000,000 shares of its Class B Common Stock, 191,805,583 of which are issued and outstanding and 38,646,850 shares of which are owned of record by SSI and other individual shareholders and 153,158,733 shares of which are owned of record by the Company; and (iii) 25,000,000 shares of Preferred Stock, no shares of which are outstanding.
OpenTV has no other authorized capital stock. All issued and outstanding shares of OpenTV's Class A Common Stock and Class B Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and
(C) were issued in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities. Each share of OpenTV's Class A Common Stock and Class B Common Stock exchanged for A Ordinary Shares and B Ordinary Shares of the Company, as applicable, was exchanged in compliance with all applicable state and federal laws concerning the offer, sale and issuance of securities, and each A Ordinary Share and B Ordinary Share of the Company issued in such exchange was duly authorized and validly issued and is fully paid and nonassessable. Other than as set forth on Exhibit G, there are no
                                                         ---------
outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), securities convertible into or exchangeable for capital stock, or agreements of any kind for the purchase, subscription or acquisition from OpenTV of any capital stock of OpenTV. Other than Class A Common Stock held by employees, all shares of Class A Common Stock and Class B Common Stock owned by a person or entity other than the Company are subject to restrictions on transfer and may only be transferred by exchanging such stock on a 1 for 1 basis, subject to adjustment on no more favorable terms than those set forth in the Exchange Agreement, for shares of the corresponding class of Ordinary Shares of the Company to be set forth in agreements to be entered into between OpenTV and the applicable person or entity.

      3.3 Authorization; Binding Obligations.

          (a) All corporate action on the part of the Company necessary for the authorization of the execution and delivery of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Preference Shares pursuant hereto, the Conversion Shares pursuant to the Memorandum, the Warrants and the Warrant Shares pursuant thereto has been taken. The Agreement and the Related Agreements have been duly executed and delivered by the OpenTV Companies parties thereto and are valid and binding obligations of the OpenTV Companies parties thereto enforceable against the OpenTV Companies parties thereto in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and
(iii) to the extent that the enforceability of the indemnification provisions in
Section 7 of the Investors' Rights Agreement may be limited by principles of public policy. The sale of the Warrants and the Warrant Shares issued upon exercise of the Warrants, and the Preference Shares and the subsequent conversion of the Preference Shares into Conversion Shares, are not and will not be subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights granted by the Company that have not been properly waived or complied with.

          (b) All corporate action on the part of OpenTV necessary for the authorization of the execution and delivery of the Related Agreements to which OpenTV is a party, the performance by OpenTV of all obligations of OpenTV under the Related Agreements to which OpenTV is a party at the Closing has been taken. The Related Agreements to which OpenTV is a party have been duly executed and delivered by it and are valid and binding obligations of OpenTV enforceable against OpenTV in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

      3.4 Financial Statements. The Company has delivered to each Purchaser (a) the unaudited balance sheet as at June 30, 1999 and unaudited statements of income, cash flow and stockholders' equity for the six-month period ending on June 30, 1999 of OpenTV and its subsidiaries, and (b) the audited balance sheet as at December 31, 1998 (the "Statement Date") and audited statements of income,
                              --------------
cash flow and stockholders' equity for the period then ended of OpenTV and its subsidiaries, together with the related opinion of PriceWaterhouseCoopers, independent certified public accountants, (collectively, the financial statements described in clauses (a) and (b) above, the "Financial Statements"),
                                                        --------------------
copies of which are attached hereto as Exhibit H.  The Financial Statements,
                                       ---------
together with the notes thereto, are in accordance with the books and records of OpenTV and its subsidiaries, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition of OpenTV and its subsidiaries as of the Statement Date and other dates therein specified and the results of its operations for the periods therein specified; provided, however, that the
                                              --------  -------
unaudited interim financial statements are subject to normal recurring year-end audit adjustments, and do not contain all footnotes required under generally accepted accounting principles.

      3.5 Liabilities. The OpenTV Companies have no material obligations or liabilities (contingent or otherwise) not disclosed in the Financial Statements, except current liabilities incurred, and obligations entered into, in the ordinary course of business subsequent to the Statement Date which neither have, nor are reasonably expected to have, either in any individual case or in the aggregate, a material adverse effect on the business, financial condition or operations of the OpenTV Companies, taken as a whole.

      3.6 Agreements; Action.

          (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's A Ordinary Shares listed on Exhibit D to this Agreement, true and
                                      ---------
complete copies of which have been made available to the Purchasers prior to the execution and delivery of this Agreement by the Purchasers, there are no agreements between the OpenTV Companies and any of their officers or directors.

          (b) There are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the OpenTV Companies are a party which may involve (i) obligations of, or payments to, an OpenTV Company in any year in excess of $200,000, individually or in the aggregate (other than obligations of, or payments to, the OpenTV Companies arising from purchase or sale agreements entered into in the ordinary course of business or other than as covered by clause (ii) hereof), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the OpenTV Companies (other than licenses arising from the purchase of or license to or from the OpenTV Companies of "off the shelf," "shrink wrap" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the OpenTV Companies' products or services.

      3.7 Obligations to Related Parties. There are no agreements, arrangements or understandings between the Company and the officers, directors or employees of the OpenTV Companies other than (a) for payment of salary for services rendered in accordance with employment agreements listed on Exhibit D or
                                                            ---------
employment arrangements described on Exhibit D, (b) reimbursement for reasonable
                                     ---------
expenses incurred on behalf of the OpenTV Companies and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Company's stock option plan approved by the Board of Directors of the Company). Except as may be disclosed in the Financial Statements, none of the OpenTV Companies is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      3.8 Changes.  Since the Statement Date, there has not been:

          (a) Any change in the financial condition, operations or business of the OpenTV Companies from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such financial condition, operations or business of the OpenTV Companies, taken as a whole;

          (b) Any resignation or termination of any key officers of the OpenTV Companies;

          (c) Any material change in the consolidated contingent obligations of the OpenTV Companies, taken as a whole by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) Any cancellation, compromise or waiver by the OpenTV Companies of a right or of a debt owed to it which is material to the OpenTV Companies, taken as a whole;

          (e) Any direct or indirect loans made by the OpenTV Companies to any stockholder, employee, officer or director of the OpenTV Companies other than ordinary and reasonable advances for travel expenses currently outstanding;

          (f) Any change in any compensation arrangement with any employee, officer or director which is material to the OpenTV Companies, taken as a whole;

          (g) Any declaration or payment of any dividend or other distribution of the assets of the OpenTV Companies or any purchase or redemption of any of its outstanding capital stock other than repurchases from employees or former employees in connection with the cessation of their employment under stock option agreements;

          (h) Any sale, transfer or lease of the tangible assets of the OpenTV Companies, except in the ordinary course of business consistent with past practice in an aggregate amount not exceeding $100,000, or any written proposal by the OpenTV Companies to make any such sale, transfer or lease;

          (i) Any physical damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on the business, financial condition or operations of the OpenTV Companies, taken as a whole;

          (j) Any mortgage, pledge or lien (excluding involuntary or tax liens which arise as a matter of law and not by reason of any failure by the OpenTV Companies to pay taxes when due), incurred with respect to any of the assets of the OpenTV Companies;

          (k) Any other event or condition of any character that, either individually or in the aggregate, would have a material adverse effect on the business, financial condition or operations of the OpenTV Companies, taken as a whole.

      3.9 Title to Tangible Assets; Liens, etc. The OpenTV Companies have good and marketable title to their tangible assets, including the tangible assets reflected in the most recent balance sheet included in the Financial Statements, subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances (x) which do not materially detract from the value of the property subject thereto or materially impair the operations of the OpenTV Companies, taken as a whole, or (y) which are involuntary and in connection with which the secured party has not sought to enforce any rights thereunder, and
(iii) those that have otherwise arisen in the ordinary course of business consistent with past practice. All facilities, machinery, equipment, fixtures, vehicles and other properties owned or leased by the OpenTV Companies are in good operating condition and repair except to the extent that the failure to be in such condition would not have a material adverse effect on the OpenTV Companies or their businesses, taken as a whole.

      3.10 Patents and Trademarks. To the knowledge of the Company, the OpenTV Companies own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for their businesses as now conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor are the OpenTV Companies bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising in the ordinary course of business or from the purchase of "off the shelf", "shrink wrap" or standard products. The OpenTV Companies are not obligated under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, trade secret, information or other proprietary right, with respect to the use thereof, or in connection with the conduct of their businesses. The OpenTV Companies have not received any communications alleging that the OpenTV Companies have violated or, by conducting their businesses as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract or other agreement that would interfere with their duties to the OpenTV Companies. The

Company does not believe it is necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the OpenTV Companies, except for inventions, trade secrets or proprietary information that have been assigned to the OpenTV Companies.

          The OpenTV Companies have taken all actions (including, but not limited to, filing patent applications or otherwise seeking intellectual property protection for their inventions and other intellectual property rights) which are necessary, in the exercise of their reasonable business judgment, to protect the intellectual property rights of the OpenTV Companies in those jurisdictions (including the U.S.) from which the OpenTV Companies derive or expect to derive material revenue or in which the business conducted or expected to be conducted is material to the OpenTV Companies.


      3.11 Compliance with Other Instruments. None of the OpenTV Companies is in violation or default of (a) any term of its respective Memorandum or Articles of Association or Certificate of Incorporation or Bylaws, as applicable, or (b) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or of any judgment, decree, order, writ applicable to it which would materially and adversely affect the financial condition, operations or business of the OpenTV Companies, taken as a whole. The execution, delivery, and performance of and compliance with this Agreement and each of the Related Agreements, and the issuance and sale of the Preference Shares and the Warrants pursuant hereto, the Conversion Shares pursuant to the Memorandum and the Warrants Shares upon exercise of the Warrants will not result in any material violation or material default under the Memorandum or Articles of Association or the Warrants, or be in material conflict with or constitute a material default under any of the contracts or agreements set forth in clause
(b) above, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the OpenTV Companies.


      3.12 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, threatened against the OpenTV Companies that questions the validity of this Agreement or any Related Agreement, the Memorandum or the Articles of Association, or the right of the Company or OpenTV to enter into this Agreement or any Related Agreement, or to consummate the transactions contemplated hereby or thereby, or which would result in any material adverse change in the financial condition, operations or business of the OpenTV Companies, taken as a whole. The OpenTV Companies are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

      3.13 Tax Returns and Payments. The OpenTV Companies have timely filed all tax returns (federal, state and local) required to be filed by them. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the OpenTV Companies on or before the Closing have been paid prior to the time they become delinquent. The Company has not been advised (i) that any of the OpenTV Companies' returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to their federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the OpenTV Companies' properties or assets as of the date of this Agreement that is not adequately provided for. The OpenTV Companies have not executed any waiver of any statute of limitations on the assessment or calculation of any tax or governmental charge. The OpenTV Companies have withheld or collected from each payment made to each of their employees the amount of all taxes required to be withheld or collected therefrom.

      3.14 Employees. None of the OpenTV Companies has a collective bargaining agreement with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the OpenTV Companies. No employee has any agreement or contract regarding such employee's employment other than standard letters regarding employment. The OpenTV Companies are not a party to any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of the OpenTV Companies has been granted the right to continued employment by the OpenTV Companies or to any material compensation following termination of employment with the OpenTV Companies. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the OpenTV Companies.

      3.15 Registration Rights. Except as required pursuant to the Investors' Rights Agreement with respect to the Company's A Ordinary Shares, or as contemplated in the Step Summary, none of the OpenTV Companies is presently under any obligation, and has not granted any rights, to register (as defined in Section 1 of the Investors' Rights Agreement) any of its presently outstanding securities or any of its securities that may hereafter be issued.

      3.16 Compliance with Laws; Permits. The OpenTV Companies are not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their businesses or the ownership of their properties which violation would materially and adversely affect the financial condition, operations or business of the OpenTV Companies, taken as a whole. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by any of the OpenTV Companies and no registrations or declarations are required to be filed by any of the OpenTV Companies in connection with the execution and delivery of this Agreement and the Related Agreements and the offer, sale or issuance of the Preference Shares, the Conversion Shares, the Warrants and the Warrant Shares or the exchange of shares of OpenTV for shares of the Company, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The OpenTV Companies have all franchises, permits, licenses and any similar authority necessary for the conduct of their businesses as now being conducted by them, the lack of which would materially and adversely affect the financial condition, operations or business of the OpenTV Companies, taken as a whole.

      3.17 Offering Valid. Assuming due payment for the Preference Shares and the Warrants and the accuracy of the representations and warranties of the Purchasers contained in Section 4.5 hereof, the offer, sale and issuance of the Preference Shares, Conversion Shares, the Warrants and the Warrant Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt
 --------------
from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and no registration, permit or qualification requirements under the laws of the British Virgin Islands are applicable to the offer, sale and issuance by the Company of the Preference Shares, the Conversion Shares, the Warrants and the Warrant Shares in accordance herewith.

      3.18 Insurance. The OpenTV Companies maintain one or more policies of insurance issued by insurers of recognized responsibility, insuring the OpenTV Companies and their properties and business against such losses and risks, and in such amounts, as are customary in the case of companies of established reputation engaged in the same or similar business and similarly situated. The Company has no reason to believe that the OpenTV Companies' will be unable to renew existing insurance coverage as and when the same shall expire upon terms at least as favorable to those presently in effect, other than possible increases in premiums that do not result from any act or omission of the OpenTV Companies.

     3.19 Employment Benefit Plans-ERISA. The OpenTV Companies do not maintain or make contributions to any pension, profit sharing or other employee retirement benefit plan ("Plans"). The OpenTV Companies have no material
                          -----
liability with respect to any such Plans (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with
                                                              -----
respect to a multi-employer pension benefit plan, nor would the OpenTV Companies have any such liability if any such plan were terminated or if the OpenTV Companies withdrew, in whole or in part, from any multi-employer plan. To the Company's knowledge, the OpenTV Companies' ERISA Plans are in compliance in all material respects with ERISA, the Internal Revenue Code and other applicable legal requirements. The OpenTV Companies have filed all material reports required to be filed by them with the Internal Revenue Service under ERISA and the Internal Revenue Code.

      3.20 Interested Party Transactions. To the Company's knowledge, no stockholder of the Company or any of its affiliates has, either directly or indirectly, an interest in any person which (a) furnishes or sells services or products which are furnished or sold by the OpenTV Companies, or (b) purchases from or sells or furnishes to the OpenTV Companies any goods or services.

      3.21 Environmental Matters. To the Company's knowledge, neither the OpenTV Companies nor any other person has released, stored, generated, used, treated, deposited or disposed of on any real property owned or leased by the OpenTV Companies any hazardous material, hazardous substance or toxic substance as defined in applicable environmental laws, rules and regulations ("Hazardous
                                                                  ---------
Materials"). No notice, citation, summons or order has been received by the
---------
Company with respect to (a) any alleged violation by the OpenTV Companies of any environmental statute, ordinance, rule, regulation or order of any governmental entity, or (b) any alleged failure by the OpenTV Companies to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business, and, to the Company's knowledge, no such violation or failure has been threatened.

      3.22 Full Disclosure. This Agreement, the Exhibits hereto and the Related Agreements and the Registration Statement on Form F-1 of the Company filed with the Securities and Exchange Commission on August 27, 1999, as amended by that certain Amendment No. 1 filed with the Securities and Exchange Commission on October 7, 1999 (as amended, the "Registration Statement"), do not contain any
                                  ----------------------
untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which made, not misleading as of such date.

      3.23 Taxes. There are no taxes, stamp taxes, withholdings, levies, registration taxes, or similar duties or charges now due under the laws of the British Virgin Islands in connection with the Company's execution, delivery, performance, issuance, enforcement or admission into evidence in the British Virgin Islands of this Agreement, the Related Agreements, the Preference Shares or the Warrants, in connection with any payment to be made pursuant hereto or thereto or in connection with the admissibility in evidence thereof. No exchange or transfer permits are necessary to be obtained by the Company under the laws of the British Virgin Islands for the payment of any amounts to be paid pursuant to the Related Agreements, the Preference Shares or the Warrants.

      3.24 Reorganization.

          (a)  Exhibit D contains a true and complete summary (the "Step
               ---------                                            ----
Summary") that specifies each action contemplated to be taken by the Company and OpenTV prior to the Closing and each action to be taken by either of them following the Closing in connection with the Reorganization (as defined below). As of the Closing Date, (i) the Company shall own, of record and beneficially, 78.5% of the outstanding capital stock of OpenTV (which shares will constitute 79.6% of the voting power of the capital stock of OpenTV) and, to the Company's knowledge, no other person will have record or beneficial ownership of or right to acquire OpenTV's outstanding capital stock except as set forth in the Step Summary, (ii) the Company shall have entered into the Exchange Agreement with Sun TSI Subsidiary, Inc., a Delaware corporation ("SSI"), (iii) the Company,
                                                   ---
SSI, OTV Holdings Limited, Sun Microsystems, Inc. and OpenTV shall have entered into an amendment and restatement of that certain Amended and Restated Stockholders' Agreement dated March 18, 1999, a true and complete copy of which shall have been provided to the Purchasers and (iv) MIH, MIH Limited, Sun Microsystems, Inc., SSI and OpenTV shall have entered into a Termination Agreement with respect to the obligations of MIH and MIH Limited under that certain Amended and Restated Stockholders' Agreement dated March 18, 1999 (the foregoing transactions are collectively referred to as the "Reorganization").
                                                            --------------

          (b) As of the Closing Date, after giving effect to the purchase by SSI of 4,504,504 C-2 Convertible Preference Shares and to the purchase of the Preference Shares by the Purchasers (but without giving effect to the exercise of any Warrants or any other convertible securities outstanding as of the Closing Date), OTV Holdings Limited controls 84.5% of the total voting power of the Company.

          (c) None of the transactions undertaken or to be undertaken in connection with the Reorganization have had or is reasonably expected to (i) have any material adverse effect upon the financial condition, operations or business (including, without limitation, the obligations of OpenTV under and the obligations of other persons to OpenTV under any existing agreements or contracts to which OpenTV is a party) of the OpenTV Companies, taken as a whole,
(ii) have any material adverse effect upon the financial accounting or tax accounting status of the OpenTV Companies, taken as a whole, or (iii) cause any representation or warranty made in this Agreement or any of the Related Agreements by the Company or OpenTV to be untrue as of the date made or become untrue at the Closing Date if such representation or warranty is to be given by the Company or OpenTV as of the Closing Date.

     3.25 C-2 Convertible Preference Shares.  Concurrent with the sale of the Preference Shares to the Purchasers, subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company is issuing and selling 4,504,504 C-2
              -------
Convertible Preference Shares to SSI pursuant to that certain C-2 Preference Share Purchase Agreement (the "SSI Purchase Agreement"), dated of even date
                               ----------------------
herewith between SSI and the Company, a copy of which has been made available to the Purchasers.

4.   Representations and Warranties of the Purchasers.

     Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows:

      4.1 Organization, Good Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party, to purchase the Warrants and the Warrant Shares and the Preference Shares and the Conversion Shares hereunder, and to carry out the provisions of this Agreement and each of the Related Agreements to which it is a party.

      4.2 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out its obligations thereunder. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing.

      4.3 Authorization; Binding Obligations. All corporate action on the part of Purchaser necessary for the authorization of this Agreement and the Related Agreements to which it is a party, the performance of all obligations of Purchaser hereunder and thereunder at the Closing has been taken. The Agreement and the Related Agreements to which it is a party have been duly executed and delivered and are valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions in Section 7 of the Investors' Rights Agreement may be limited by principles of public policy.

      4.4 Compliance with Laws.   No governmental orders, permissions, consents,
approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed by Purchaser in connection with the execution and delivery of this Agreement and the Related Agreements to which it is a party and the purchase of the Preference Shares, the Conversion Shares, the Warrants and the Warrant Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

      4.5 Investment Representations. Purchaser understands that neither the Preference Shares, the Conversion Shares, the Warrants nor the Warrant Shares have been registered under the Securities Act. Purchaser also understands that the Preference Shares and the Warrants are being offered and sold and the Conversion Shares and Warrant Shares will be offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations and warranties contained in this Agreement. Purchaser hereby represents and warrants as follows:

          (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Preference Shares (or the Conversion Shares), the Warrants (or the Warrant Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.

          (b) Acquisition for Own Account. Purchaser is acquiring the Preference Shares (and the Conversion Shares) and the Warrants (and the Warrant Shares) for Purchaser's own account for investment only, and Purchaser has no present intention to distribute, sell or dispose of any of the securities being acquired by it hereunder.

          (c) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (d) Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has received all information it considers necessary or appropriate for deciding whether to invest in the Company.

          (e) Rule 144. Purchaser acknowledges and agrees that the Preference Shares and the Warrants, and, upon issuance, the Conversion Shares and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          (f)  Residence.   The office or offices of the Purchaser in which its
investment decision with respect to the Company was made is located at the address of the Purchaser set forth on Exhibit A.

          (g) No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

      4.6 Transfer Restrictions. Purchaser acknowledges and agrees that the Preference Shares and the Warrants and, upon issuance, the Conversion Shares and the Warrant Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

 5.  Conditions to Closing.

      5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Preference Shares and the Warrants at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions (provided that, to the extent the satisfaction of any of such conditions is within the control of a Purchaser, that Purchaser shall use its commercially reasonable efforts to cause such condition to be satisfied as promptly as possible):

          (a) Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date.

          (b) Performance of Obligations. The OpenTV Companies shall have performed and complied with all agreements and conditions hereinunder required to be performed or complied with by the OpenTV Companies on or before the Closing.

          (c) Legal Investment. On the Closing Date, the sale and issuance of the Preference Shares and the Warrants and the proposed issuance of the Conversion Shares and the Warrant Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

          (d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by the Company of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

          (e) Filing of Memorandum. The Memorandum of Association and the Amendment shall have been duly adopted by the Company and filed with the Registrar of Companies of the British Virgin Islands.

          (f) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

          (g) Reservation of Conversion Shares and Warrant Shares. The Conversion Shares issuable upon conversion of the Preference Shares shall have been duly authorized and reserved for issuance upon such conversion, and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance upon such exercise.

          (h) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by an authorized representative of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (b), (c), (d), (e) (except for the filing required by such subsection, which the Company shall effect promptly after the Closing),
(g), (o), (p) and (q) of this Section 5.1 have been satisfied.

          (i) Investors' Rights Agreement. The Investors' Rights Agreement in the form attached hereto as Exhibit E shall have been executed and delivered by
                            ---------
the parties thereto.

          (j) Exchange Agreement. Each of the parties thereto shall have executed and delivered the Exchange Agreement in the form attached as Exhibit F
                                                                      ---------
hereto, and a copy thereof shall have been provided to each Purchaser.

          (k) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (l) Legal Opinion. Purchasers shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP with respect to certain matters of United States Federal and California state law, of James Brown, General Counsel of OpenTV with respect to certain matters of United States, Federal and California state law, of Cravath, Swaine and Moore with respect to certain matters of United States Federal and applicable state law and of Harney, Westwood & Riegels with respect to matters of the law of the British Virgin Islands, substantially in the form of Exhibit I-1, Exhibit I-2, Exhibit I-3 and Exhibit I-4, hereto,
               -----------  -----------  -----------     -----------
respectively.

          (m) Reorganization. The steps relating to the Reorganization prior to the Closing Date set forth in the Step Summary shall have been completed to the Purchaser's reasonable satisfaction.

          (n) F-1 Registration Statement. Purchasers shall have received a copy of the Registration Statement in form and substance reasonably satisfactory to the Purchaser.

          (o) Stockholders' Agreement. The Company, SSI, OTV Holdings Limited, Sun Microsystems, Inc. and OpenTV shall have amended and restated that certain Amended and Restated Stockholders Agreement dated March 18, 1999, and the Purchasers shall have been provided with a copy of such agreement.

          (p) SSI Purchase Agreement. SSI and the Company shall have executed the SSI Purchase Agreement containing as its sole condition to close (other than the payment of the purchase price and the delivery of stock certificates as provided therein) the expiration or early termination of the waiting period under the HSR Act. The Purchasers shall have been furnished with such evidence of the execution of the SSI Purchase Agreement as the Purchasers reasonably requested, including, without limitation, a signed copy of the SSI Purchase Agreement.

          (q) Shareholders' Agreement. OTV Holdings Limited, SSI and the Company shall have entered into a Shareholders' Agreement in the form attached as Exhibit J, and a copy thereof shall have been provided to each Purchaser.
   ---------

      5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Preference Shares and the Warrants is subject to the satisfaction, on or prior to the Closing, of the following conditions (provided that, to the extent the satisfaction of any of such conditions is within the control of the Company, the Company shall use its commercially reasonable efforts to cause such condition to be satisfied as promptly as possible):

          (a) Representations and Warranties True. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct in all material respects at the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

          (b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

          (c) Investors' Rights Agreement. An Investors' Rights Agreement substantially in the form attached hereto as Exhibit E shall have been executed
                                             ---------
and delivered by the Purchasers.

          (d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing).

          (e) Operating Agreements. Each Purchaser shall have entered into an operating agreement with respect to the business of OpenTV with OpenTV on terms and conditions acceptable to the Company.

          (f) Stockholders Agreement. The Company, SSI, OTV Holdings Limited, Sun Microsystems, Inc. and OpenTV shall have amended and restated that certain Amended and Restated Stockholders Agreement dated March 18, 1999.

 6.  Miscellaneous.

      6.1 Governing Law. This Agreement shall be governed in all respects by the internal substantive laws, and not the laws of conflicts, of the State of California.

      6.2 Successors and Permitted Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each such person. Neither this Agreement nor any right or obligation hereunder shall be assignable or delegable except with the prior written consent of all parties hereto.

      6.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercede all prior agreements, commitments and contracts with respect to the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      6.4 Severability. In case any provision of the Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      6.5 Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all the parties hereto.

      6.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, any Related Agreement or the Memorandum (as amended by the Amendment), shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement, any Related Agreement or under the Memorandum (as amended by the Amendment), or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Memorandum (as amended by the Amendment) must be in writing and shall be effective only to the extent specifically set forth in such writing.

      6.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;
(iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 401 East Middlefield Road, Mountain View, California 94043 and to each Purchaser at its address set forth on Exhibit A attached hereto or at such other address as the Company or a Purchaser may designate by advance written notice to the other parties hereto.

      6.8 Expenses. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the Related Agreements.

      6.9 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants.

      6.10 Headings. The headings of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      6.12 Pronouns. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

      6.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of the Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreement.

      6.14 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

      6.15 Consent to Exclusive Jurisdiction. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE RELATED AGREEMENTS, THE PREFERENCE SHARES, THE WARRANTS, THE CONVERSION SHARES OR THE WARRANT SHARES SHALL BE TRIED AND LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT, OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT IT IS IMMUNE FROM EXTRATERRITORIAL

INJUNCTIVE RELIEF OR OTHER INJUNCTIVE RELIEF, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS, THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT OR MAINTAINED IN ONE OF THE ABOVE-NAMED COURTS SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, SHOULD BE
                                             --------------------
TRANSFERRED TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY ANY OF THE ABOVE-NAMED COURTS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION, SUIT, OR PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE PERSONS AND AT THE ADDRESSES SET FORTH IN SECTION 6.7 ABOVE, IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE,
             -----------
AND WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY CLAIM THAT SUCH SERVICE OF PROCESS DOES NOT CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS.

     6.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE RELATED AGREEMENTS, THE PREFERENCE SHARES, THE WARRANTS, THE CONVERSION SHARES OR THE WARRANT SHARES, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 6.16 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

     6.17 Survival of Representations and Agreements. All representations and warranties made by any party hereto contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing, the consummation of the transactions contemplated hereby and any investigation made at any time by or on behalf of any of the parties hereto and shall continue in full force and effect until the first anniversary of the Closing, other than the representations and warranties contained in Sections 3.1, 3.2 and 3.3 which shall survive indefinitely.

     6.18 Specific Performance. The parties hereto acknowledge and agree that a breach or threatened breach by any party of its covenants or obligations contained in this Agreement will result in irreparable and continuing damage to the other parties to this Agreement for which they have no adequate remedy at law and that any party may, in addition to the other remedies that may be available to it, commence proceedings in equity for specific performance and/or an injunction preliminarily or permanently enjoining any other party from breaching or threatening any such breach of any such covenant or agreement. No bond or other security shall be necessary with respect to such relief.

                            [SIGNATURE PAGE FOLLOWS]

      In Witness Whereof, each party hereto has caused this C-1 Convertible Preference Shares and Warrant Purchase Agreement to be executed by its duly authorized representative as of the date set forth in the first paragraph hereof.


COMPANY:                      PURCHASERS:

OPENTV CORP.                  AMERICA ONLINE, INC.


By:__________________         By:______________________
Name:_______________          Name:____________________
Title:________________        Title:_____________________


                              GENERAL INSTRUMENT CORPORATION

                              By:______________________
                              Name:____________________
                              Title:_____________________


                              LDIG OTV, INC.

                              By:______________________
                              Name:____________________
                              Title:_____________________


                              NEWS AMERICA INCORPORATED

                              By:______________________
                              Name:____________________
                              Title:_____________________


                              TWI-OTV HOLDINGS INC.

                              By:______________________
                              Name:____________________
                              Title:_____________________



            [SIGNATURE PAGE TO C-1 CONVERTIBLE PREFERENCE SHARES AND
                          WARRANT PURCHASE AGREEMENT]

                              For purposes of Section 3.1(b), 3.2(b)
                              and 3.3(b) only,

                              OPENTV, INC.


                              By:__________________________
                              Name:________________________
                              Title:________________________

                                   Exhibit A


                     C-1 CONVERTIBLE PREFERENCE SHARES AND
                           WARRANT PURCHASE AGREEMENT

                                                SCHEDULE OF PURCHASERS
                                                ----------------------
                                                                            Share          Warrant      Total Purchase
                                                                            -----          -------      --------------
Name and Address                               Shares    Warrant Shares  Purchase Price  Purchase Price      Price
-------------------------------------------  ----------  --------------  --------------  --------------  --------------
LDIG OTV, Inc.                                5,630,630       5,630,630  $ 6,249,999.30       $  563.06  $ 6,250,562.36
9197 South Peoria
Englewood, Colorado  80112
Attn.:  General Counsel/Legal Department

General Instrument Corporation                2,252,252       2,252,252  $ 2,499,999.72       $  225.23  $ 2,500,224.95
101 Tournament Drive
Horsham, Pennsylvania  19044
 Attn.:  General Counsel/Legal Department

America Online, Inc.                          4,504,504       4,504,504  $ 4,999,999.44       $  450.45  $ 5,000,449.89
22000 AOL Way
Dulles, Virginia  20166
Attn.:  General Counsel/Legal Department

News America Incorporated                     5,630,630       5,630,630  $ 6,249,999.30       $  563.06  $ 6,250,562.36
1211 Avenue of the Americas
New York, New York  10036
Attn.:  General Counsel/Legal Department

TWI-OTV Holdings Inc.                         5,630,630       5,630,630  $ 6,249,999.30       $  563.06  $ 6,250,562.36
75 Rockefeller Plaza
New York, New York  10019
 Attn.:  General Counsel/Legal Department
      Totals:                                23,648,646      23,648,646  $26,249,997.06       $2,364.86  $26,252,361.92

                                   Exhibit B


                                    WARRANTS

                                   Exhibit C


                    MEMORANDUM OF ASSOCIATION OF THE COMPANY

                                   Exhibit D


                             SCHEDULE OF EXCEPTIONS

                                   Exhibit E


                          INVESTORS' RIGHTS AGREEMENT

                                   Exhibit F

                               EXCHANGE AGREEMENT

                                   Exhibit G


                             LIST OF SHAREHOLDERS

                                   Exhibit H


                              FINANCIAL STATEMENTS

                                 Exhibit I-1


                                 LEGAL OPINION

                                  Exhibit I-2


                                 LEGAL OPINION

                                  Exhibit I-3


                                 LEGAL OPINION

                                   Exhibit J


                            SHAREHOLDERS' AGREEMENT

                                   Exhibit K


                     AMENDMENT TO MEMORANDUM OF ASSOCIATION